Exhibit 10.33

LOAN AGREEMENT AND SECURITY ASSIGNMENT

This loan agreement and security assignment ("Agreement") is entered into on this 28th  day of March 2008 by and between WinSonic Digital Media Group, Ltd. (“WinSonic” or “Obligor”) with an office located at 101 Marietta Street, NW, Suite 2600, Atlanta, Georgia 30303 and ________________, residing at _____________________ ("________________" or "Obligee"):

1. Loan Amount: Obligee hereby agrees to lend to Obligor the sum of _______________ dollars ($__________) (“Loan Amount”), and Obligor does hereby borrow and promise to repay this loan amount by April 13, 2008 ("Due Date"). Obligor has simultaneously herewith executed a promissory note ("Note") incorporated herein by reference, evidencing its repayment obligation hereunder.

2. Interest:  The loan shall bear 6% interest per annum up to and including Due Date. If the loan is not paid by the (“Due Date”), the unpaid balance (principal and interest) shall bear interest at the rate of 12% per annum.

3. Security Assignment: In addition to the repayment of the entire loan amount, Obligor hereby grants to Obligee __________ shares of common stock in Winsonic Digital Media Group, Ltd. (“WDMG”). Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

4. Warranties of Obligor: Obligor warrants and represents that it has full power and authority to enter into this agreement and that this agreement is not in violation of any other agreement nor of any covenant or restriction contained in any agreement to which Obligor is bound.

Obligor further warrants that WinSonic has obtained all requisite corporate authority and approval, and has complied with the necessary corporate formalities in entering into this Agreement.

5. Further Documents: Obligor agrees to execute such other and further documents as shall be reasonable necessary or required by Obligee to carry out the provisions of this agreement.

6. Collection Costs:  In the event that Obligee shall be required to take legal action to enforce the provisions hereof, Obligee shall be entitled to recover all costs of collection, including reasonable attorney's fees and costs, whether or not a legal proceeding is commenced, if the Obligation is not paid as and when due.

7. Miscellaneous: This agreement shall be governed by Georgia Law and any action to enforce the provisions hereof shall be resolved by binding and expedited Arbitration in accordance with the rules and procedures of the American Arbitration Association (AAA) in Fulton County, Georgia, with a limited right of discovery consisting of not more that two depositions and one set each of written requests for admissions, production of documents, form interrogatories and special interrogatories in compliance with the Code of Civil Procedure. In the event any provision hereof is declared to be invalid or unenforceable, the parties agree in good faith to replace said provision with a valid and enforceable provision that as nearly as possible reflects the agreement and intent of the parties hereunder. This Agreement may not be modified except by a written instrument executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives and assigns.These signatures of the parties below confirm the foregoing as their entire understanding and agreement, superseding all prior representations, understandings and agreements, written or oral, between the parties.

Executed this ________ day of March, 2008.

WinSonic Digital Media Group, Ltd. (Obligor)	(Obligee)

By:_________________________________	By:_________________________________
Winston D. Johnson, Chairman and CEO

Exhibit 10.33

PROMISSORY NOTE

A. FOR VALUE RECEIVED, WinSonic Digital Media Group, Ltd. ("Obligor") promises to pay to the order of _______________, ("Obligee") located at ______________________ or at such other place as Obligee may from time to time designate, the principal sum of ____________ dollars ($__________), payable in accordance with the terms set forth in this NOTE, with 6% per annum interest thereon, except as otherwise provided herein.

B. This NOTE is executed and delivered by Obligor pursuant to the terms and conditions set forth in the Loan and Security Assignment of even date herewith, pursuant to which Obligor incurred the obligation set forth herein in exchange for the loan of $___________ by Obligee to Obligor and the other consideration granted therein by Obligor to Obligee.

C. Obligor shall pay to Obligee the sum of _______________ dollars ($________), plus 6% per annum interest on this loan amount. Obligor has simultaneously herewith executed a promissory note ("Note") incorporated herein by reference, evidencing its repayment obligation hereunder.

D. If Obligor shall fail to make the payments required within five (5) days after the Due Date, the unpaid balance (principal and interest) shall bear interest at the rate of 12% per annum from April 13, 2008 (“Due Date”) but in no event shall it exceed the maximum interest allowable by law for transactions of this nature between parties of like capacity. Obligor recognizes that any default in making the payments herein agreed to be paid when due will result in Obligee incurring additional expenses. Obligor agrees to reimburse Obligee for such additional costs incurred in collecting the amount due for which Obligor is in default, including reasonable attorney's fees and costs.

E. It is agreed that time is of the essence in the performance of all obligations hereunder.

F. This Note will be governed by and construed in accordance with the laws of the State of Georgia, except where such law is preempted by the laws and regulations of the United States.

G. The terms of this Note shall apply to, inure to the benefit of, and bind all the parties hereto, their heirs, legatees, devises, administrators, executors, personal representatives, successors and assigns. As used herein, the term "Obligor" shall include the undersigned Obligor and any other person or entity who may subsequently become liable for the payment hereof.

WinSonic Digital Media Group, Ltd. ("OBLIGOR")

____________________________________
By: Winston D. Johnson, Chairman and CEO